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                                                                     EXHIBIT 1.1

                                4,188,975 SHARES

                               EMERSON RADIO CORP.

                     COMMON STOCK, $.01 PAR VALUE PER SHARE

                             UNDERWRITING AGREEMENT

                                                            ______________, 2003

FERRIS, BAKER WATTS, INCORPORATED
As Representative of the
  Several Underwriters Identified
  In Schedule I Hereto
c/o Ferris, Baker Watts, Incorporated
100 Light Street
Baltimore, MD 21202

Dear Ladies and Gentlemen:

         1. INTRODUCTORY. Geoffrey P. Jurick (the "Selling Stockholder") proposes, upon the terms and subject to the conditions set forth in this underwriting agreement (this "Agreement"), to sell an aggregate of 4,188,975 shares (the "Firm Securities") of common stock, par value $0.01 per share (the "Common Stock"), of Emerson Radio Corp., a Delaware corporation (the "Company"), to the underwriters named in Schedule I hereto (the "Underwriters") for which Ferris, Baker Watts, Incorporated, a Delaware corporation, is acting as the Representative (the "Representative"). The Selling Stockholder also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 628,346 additional shares of Common Stock (the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively referred to as the "Offered Securities." The Selling Stockholder, the Company and the several Underwriters hereby agree as follows:

         2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDER. The Company and the Selling Stockholder jointly and severally represent and warrant to, and agree with, the Underwriters that:

                  (a) Registration. A registration statement on Form S-3 (File No. 333-103840) under the Securities Act of 1933, as amended (the "Act"), with respect to the Offered Securities, including a form of prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Securities and

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Exchange Commission (the "Commission") thereunder (the "Rules and Regulations").
Such registration statement has been filed with the Commission under the Act and one or more amendments to such registration statement may also have been so filed. After the execution of this Agreement, the Company shall file with the Commission a Prospectus (as hereinafter defined) which shall have been provided to, and approved by, the Representative prior to the filing thereof.

         As used in this Agreement, the term "Registration Statement" means such registration statement, as amended and revised at the time when such registration statement becomes effective, including all financial schedules and exhibits thereto and any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined). The term "Preliminary Prospectus" means each prospectus subject to completion contained in such registration statement or any amendment thereto before the Registration Statement was or is declared effective, or such prospectus subject to completion filed pursuant to Rule 424(a) under the Act which omits the information permitted under Rule 430A. The term "Prospectus" means a prospectus, including any amendments or supplements thereto, relating to the Registration Statement that includes all the information contained in the most recently filed Preliminary Prospectus in addition to such information which may have been omitted in any Preliminary Prospectus pursuant to Rule 430A under the Act. To the extent the Company relies on Rule 462(b) under the Act to increase the maximum aggregate offering price, the Company shall have made a timely filing of a registration statement as required under Rule 462(b) (a "Rule 462(b) Registration Statement") and such filing shall be in compliance with such Rule. Copies of the Registration Statement, any amendment thereto and any Preliminary Prospectus filed with the Commission have been delivered by the Company to the Underwriters. The Registration Statement and any post-effective amendments thereto have been declared effective by the Commission.

                  (b) The Commission has not issued any order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or Rule 462(b) Registration Statement, if any, or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto or suspending the registration of the Offered Securities, nor has the Commission instituted or threatened to institute any proceedings with respect to such an order. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

                  (c) The Registration Statement conforms, and the Prospectus (or the most recent Preliminary Prospectus) and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the Rules and Regulations thereunder. The Registration Statement and any post-effective amendment thereto, as of the applicable effective date or dates, and each Preliminary Prospectus

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and Prospectus, as of the date each such Preliminary Prospectus or Prospectus is filed and at all times subsequent thereto up to and including the First Closing Date (as defined in Section 3 hereof) and any Optional Closing Date (as defined in Section 3 hereof), and during such longer period, if any, during which the Prospectus may be required to be delivered in connection with sales to any dealer and during such longer period, if any, until any post-effective amendment thereto shall become effective, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement.

                  (d) Organization and Qualification; Material Adverse Effect. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that failure to be so qualified would not individually or in the aggregate reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries (as defined herein) taken as a whole (a "Material Adverse Effect").

                  (e) Organization and Qualification of Subsidiaries. Except for Sport Supply Group, Inc. ("SSG"), Emerson Radio (Hong Kong) Limited, and Emerson Radio International Ltd. (each, a "Subsidiary," and collectively, the "Subsidiaries"), the Company has no subsidiary that is a "significant subsidiary," as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act. Each Subsidiary has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and each such Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (f) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws affecting the enforcement of

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creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

                  (g) Capitalization.

                      (i) The Company. The authorized capital stock of the Company consists of 75,000,000 shares Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"). As of [recent date], there were [27,416,867] shares of Common Stock and 3,677 shares of Series A Preferred Stock issued and outstanding, respectively. All of the outstanding shares of the Common Stock and Preferred Stock have been validly issued and are fully paid and non-assessable. No shares of Common Stock or Series A Preferred Stock are entitled to preemptive rights.

                      (ii) SSG. The authorized capital stock of SSG consists of 20,000,000 shares of Common Stock and 100,000 shares of preferred stock, par value $.01 per share ("SSG Preferred Stock").

                      (iii) Other Commitments. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for the Company to issue any capital stock, rights, warrants, options or other securities, except as described in the Prospectus.

                  (h) Subsidiary Stock. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and (except for SSG) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. As of [recent date], the Company owned approximately [52.3%] of the outstanding shares of SSG Common Stock, free and clear of all liens, encumbrances, equities or claims.

                  (i) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the charter or bylaws of the Company or any Subsidiary (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, license or instrument to which the Company or any Subsidiary is a party, or
(iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Underwriters and not to the Company or any Subsidiary. The business of the Company and of each Subsidiary is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent,

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authorization or order of, or to make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

                  (j) Principal Exchange/Market. The principal market on which the Common Stock is currently traded is the American Stock Exchange (the "AMEX"). The Offered Securities are listed on the AMEX.

                  (k) No Undisclosed Liabilities. To the Company's knowledge, there are no liabilities or obligations of the Company not disclosed in the Prospectus, other than those liabilities incurred in the ordinary course of its respective business, or liabilities or obligations, individually or in the aggregate, which do not or would not have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

                  (l) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company, any Subsidiary or their respective business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed except with respect to the transactions contemplated hereby which disclosure shall be made on or about the Closing Date.

                  (m) Intellectual Property. Except as otherwise disclosed in the Prospectus, each of the Company and each of the Subsidiaries owns or has licenses to use the patents, copyrights, servicemarks and trademarks ("Intellectual Property") material to its respective business. Except as otherwise disclosed in the Prospectus, each of the Company and each Subsidiary has all Intellectual Property rights which are needed to conduct its respective business, in all material respects, as it is now being conducted or as proposed to be conducted as disclosed in the Prospectus. Neither the Company nor the Selling Stockholder have reason to believe that the Intellectual Property rights owned by the Company are invalid or unenforceable or that the use of such Intellectual Property by the Company or the Subsidiaries infringes upon or conflicts with any right of any third party, and neither the Company nor any Subsidiary has received notice of any such infringement or conflict that would reasonably be expected to have a Material Adverse Effect. The Company and the Selling Stockholder have no knowledge of any infringement of the Company's or any Subsidiary's Intellectual Property by any third party that would reasonably be expected to have a Material Adverse Effect.

                  (n) No Litigation. Except as set forth in the Prospectus, no litigation or claim against the Company or any Subsidiary is pending or, to the Selling Stockholder's or the Company's knowledge, threatened, and no other event has occurred, which if determined adversely would reasonably be expected to have a Material Adverse Effect or would materially adversely effect the transactions contemplated hereby.

                  (o) Brokers. Neither the Company nor the Selling Stockholder has taken any action which would give rise to any claim by any person, other than the Underwriters, for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

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                  (p) Property. Except as otherwise set forth in the Prospectus, each of the Company and each Subsidiary owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company or each Subsidiary, as the case may be, free and clear of all liens, encumbrances and claims which materially interfere with the business, properties, financial condition or results of operations of the Company, or each Subsidiary, as the case may be.

                  (q) Taxes. Each of the Company and each Subsidiary has filed all material federal, state and foreign income and franchise tax returns or extensions for filing thereof required to be filed as of the date hereof, and has paid or accrued all taxes shown as due thereon. The Company and the Selling Stockholder have no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company or any Subsidiary which would reasonably be expected to have a Material Adverse Effect.

                  (r) Related Party Transactions. All material transactions between the Company and the officers, directors and beneficial holders of 5% or more of the outstanding shares of the Common Stock of the Company that are required to be described in Commission filings have been accurately disclosed in the Prospectus.

                  (s) Insurance. The Company maintains insurance of the types and in the amounts which it deems adequate for its business, including, but not limited to, general liability insurance and insurance covering all material interests in real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

                  (t) Form S-3. The Company is eligible to file a Registration Statement on Form S-3 under the Act and the rules promulgated thereunder, and Form S-3 is permitted to be used for the transactions contemplated hereby under the Act and the rules promulgated thereunder.

                  (u) Compliance with Covenants. The Company is in material compliance with all applicable covenants, financial or otherwise, under its material agreements.

         2.2. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder hereby makes the following additional representations and warranties to the Company and to the Underwriters as of the date hereof and the Closing Date:

                  (a) Capacity. The Selling Stockholder has the requisite legal capacity to execute and deliver this Agreement.

                  (b) Due Execution. This Agreement has been duly authorized executed and delivered by the Selling Stockholder. This Agreement constitutes the valid and binding agreement of the Selling Stockholder enforceable against him in accordance with its terms.

                  (c) No Conflict; Consents. The execution, delivery and performance of this Agreement and the consummation by the Selling Stockholder of the transactions contemplated hereby do not and will not (i) conflict with any material agreement, indenture, or instrument to which the Selling Stockholder is a party or (ii) result in a violation of any law, rule, or regulation


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or any order, judgment or decree of any court or governmental agency applicable to the Selling Stockholder. The Selling Stockholder is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or to make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

                  (d) Ownership of the Offered Securities. The Selling Stockholder owns the Offered Securities, free and clear of all liens, charges, encumbrances and restrictions. On any Closing Date, the Selling Stockholder will have full legal right, power and authority to sell, transfer and deliver the Offered Securities hereunder and convey good and marketable title to the Offered Securities, free and clear of all liens, charges, encumbrances, equities, claims and restrictions whatsoever.

                  (e) Transfer Taxes. On any Closing Date, all applicable stock transfer or other taxes (other than income taxes) applicable to the sale and transfer of the Offered Securities have been paid and all laws providing for such taxes have been complied with.

                  (f) Litigation. Except as set forth in the Prospectus, no litigation or claim against the Selling Stockholder is pending, or to his knowledge, threatened, which if determined adversely would reasonably be expected to materially adversely effect the transactions contemplated hereby.

         3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $_____ per share, the number of Firm Securities indicated next to such Underwriter's name on Schedule I hereto.

                  The Selling Stockholder has delivered to Ferris, Baker Watts, Incorporated, as custodian (the "Custodian"), pursuant to the Custody Agreement, dated _________, 2003, by and between the Selling Stockholder and the Custodian (the "Custody Agreement"), (i) certificates in negotiable form evidencing at least the Offered Securities and (ii) stock powers duly executed in blank with respect to the certificates representing at least the Offered Securities with the signatures appropriately guaranteed. The Selling Stockholder and the Custodian shall cause the transfer agent for the Company's Common Stock to reissue the Firm Securities in such denominations and registered in such name or names as the Representative may request and to have such reissued securities available for checking and packaging at the Closing Location at least 24 hours prior to the First Closing Date (as defined below).

         At 10:00 a.m., New York time on __________________, 2003, or at such other time not later than seven full business days thereafter as the Representative and the Selling Stockholder determine, such time being herein referred to as the "First Closing Date," the Custodian shall deliver the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank drawn to the order of Geoffrey P. Jurick, at the offices of Lowenstein and Sandler, P.C. (the "Closing Location").

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         In addition, upon written notice from the Representative given to the
Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Selling Stockholder agrees to sell to the Underwriters the number of Optional Securities specified in such notice. Such Optional Securities may be purchased from the Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name on Schedule I bears to the total number of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Selling Stockholder.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.

         Prior to each such Optional Closing Date, the Selling Stockholder and the Custodian shall have caused the Company's transfer agent to reissue the Optional Securities to be purchased in definitive form, in such denominations and registered in such names as the Representative requests upon reasonable notice prior to such Optional Closing Date and such reissued securities will be made available by the Company for checking and packaging at the Closing Location at a reasonable time in advance of such Optional Closing Date. On each such Optional Closing Date, the Custodian will deliver the Optional Securities being purchased to the Representative, for the accounts of the Underwriters, against payment of the purchase price in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank drawn to the order of Geoffrey P. Jurick, at the Closing Location.

         4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. CERTAIN AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDER. (a) The Company and the Selling Stockholder agree with the several Underwriters that:

                      (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as practicable. If required, the Company will file the Prospectus and any amendments or supplements thereto with the Commission in the manner and within the time period required by Rule 424(b). During any time when a prospectus relating to the Offered Securities is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent


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necessary to permit the continuance of sales of or dealings in the Offered
Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented. With respect to any registration statement, prospectus, amendment or supplement to be filed with the Commission in connection with the Offered Securities, the Company will provide a copy of each such document to the Representative a reasonable time prior to the date such document is proposed to be filed with the Commission and will not file any such document without the consent of the Representative. Any such registration statement, prospectus, amendment or supplement when filed, will comply with the Act. In the event that the Registration Statement if effective at the time of execution of this Agreement, but the total number of Offered Securities subject to this Agreement exceeds the number of Offered Securities covered by the Registration Statement, the Company will promptly file with the Commission on the date hereof a registration statement pursuant to Rule 462(b) in accordance with the requirements of such rule and will make payment of the filing fee therefor in accordance with the requirements of Rule 111(b) under the Act.

                      (ii) The Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Representative's consent; and the Company will also advise the Representative promptly of the effectiveness of each Registration Statement (if such time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                      (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission, at the Selling Stockholder's expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Representative's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

                      (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earning statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (or, if later, the effective date of any additional registration statement filed pursuant to Rule 462) that will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that, if

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such fourth fiscal quarter is the last quarter of the Company's fiscal year,
"Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                      (v) The Company will furnish to the Representative copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the effective date of the Registration Statement. All other such documents shall be so furnished as soon as available. The Selling Stockholder will pay the expenses of printing and distributing to the Underwriters all such documents.

                      (vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates; provided, however, that the Company is not required
(a) to file a general consent to service of process in any jurisdiction in which it is not presently subject or (b) to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will continue such qualifications in effect so long as required for the distribution.

                  (b) The Selling Stockholder agrees with the several Underwriters and the Company that:

                      (i) The Selling Stockholder will pay (A) all expenses incident to the performance of the obligations of the Selling Stockholder under this Agreement; (B) all underwriting discounts and commissions; (C) any transfer taxes on the sale by the Selling Stockholder of the Offered Securities to the Underwriters; (D) any filing fees and other expenses (including fees and disbursements of counsel for the Underwriters) up to a maximum of $5,000 incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriters designates and the printing of memoranda relating thereto; and (E) all expenses incurred in printing the Preliminary Prospectus and the Prospectus (including any amendments and supplements thereto) and delivering copies thereof to the Underwriters and to prospective purchasers of the Offered Securities. The Stockholder will also reimburse the Underwriters for their reasonable actual accountable out-of-pocket expenses up to a maximum of $50,000 in the aggregate.

                      (ii) The Selling Stockholder agrees to deliver to the Representative on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                      (iii) The Selling Stockholder agrees, for a period of 180 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction that would

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have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative, except for dispositions to affiliates of the Selling Stockholder that agree to be bound by the provisions of this Section 5(b)(iii) for the remainder of such 180-day period.

         6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date are subject to the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders herein as of the date hereof, as of the Firm Closing Date, and as of each Optional Closing Date, if any, as if they had been made on and as of such Closing Date, the accuracy on and as of such Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the Company on and as of such Closing Date, of their respective covenants and agreements hereunder; and the following additional conditions:

                  (a) The Registration Statement shall have been declared effective, and the Prospectus (containing the information omitted pursuant to Rule 430(A)) shall have been filed with the Commission not later than the Commission's close of business on the second business day following the date hereof or such later time and date to which the Representative shall have consented. No stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the best knowledge of the Company or the Representative, shall be contemplated by the Commission. The Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

                  (b) The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative's opinion, is material, or omits to state a fact which, in the Representative's opinion, is material and is required to be stated therein or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

                  (c) On or prior to any Closing Date, the Representative shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Firm Shares or the Optional Shares, as the case may be, the Registration Statement and the Prospectus and such other related matters as the Representatives reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

                  (d) On any Closing Date, the Representative shall have received the opinions, dated such Closing Date, of counsel to the Selling Stockholder, the Company and Emerson (Hong Kong) Limited, to the effect set forth in Exhibit A attached hereto.

                  (e) On or prior to any Closing Date, counsel to the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company or conditions herein contained.

                  (f) At the time that this Agreement is executed by the Company and the Selling Stockholder, the Representative shall have received from Ernst & Young, LLP a letter as of the date of this Agreement in form and substance satisfactory to the Representative (the "E & Y Original Letter"), and on the First Closing Date and any Optional Closing Date the Representative shall have received from such firm a letter dated such Closing Date, stating that, as of a specified date not earlier than five (5) calendar days prior to such Closing Date, nothing has come to the attention of such firm to suggest that the statements made in the E & Y Original Letter are not true and correct.

                  (g) On any Closing Date, the Representative shall have received a certificate, dated such Closing Date of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each such person has carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto and this Agreement, and that:

                      (i) the representations and warranties of the Company in this Agreement are true and correct, as if made on and as of such Closing Date and the Company has complied, in all material respects, with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date; and

                      (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best knowledge of each such person, are contemplated or threatened under the Act and any and all filings required by Rule 424, Rule 430A and Rule 462(b) have been timely made.

                  References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the certificate required hereby.

                  (h) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating, if any, of any debt securities, if any, of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities, if any, of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating, if any); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange, or any setting of minimum prices for trading on such exchanges or market, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any major disruption of settlements of securities or clearance services in the United States or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (i) No order suspending the sale of the Offered Securities in any applicable jurisdiction has been issued on or prior to any Closing Date, and no proceedings for that purpose have been instituted or, to the best knowledge of such persons or that of the Company, have been or are contemplated.

                  (j) The NASD, upon review of the terms of the public offering of the Offered Securities contemplated hereby, shall have indicated that it has no objection to the underwriting arrangements pertaining to the sale of the Offered Securities and the Underwriters' participation in the sale of the Offered Securities as so contemplated.

                  (k) The Company and the Selling Stockholder shall have furnished the Representative with such further opinions, letters, certificates or documents as the Representatives or counsel for the Underwriters may reasonably request.

         All opinions, certificates, letters and documents to be furnished by the Selling Stockholder or the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representative and to counsel for the Underwriters. The Company shall furnish the Representative with manually signed or conformed copies of such opinions, certificates, letters and documents in such quantities as the Representative may reasonably request. The certificates delivered under this Section 6 shall constitute representations, warranties and agreements of the Company or the Selling Stockholder, as the case may be, as to all matters set forth therein as fully and effectively as if such matters had been set forth in Section 2 of this Agreement.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at either the First Closing Date or any Optional Closing Date is not so satisfied, this Agreement, at the Representative's election, will terminate upon notification to the Company without liability on the part of any Underwriter (including the Representative), the Selling Stockholder or the

Company, except for the Underwriter's expenses to be reimbursed by the Selling Stockholder pursuant to Section 5 hereof and except to the extent provided in
Section 9 hereof. The Underwriters may in its sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by (i) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (ii) the Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information about the Selling Stockholder under the caption "Selling Stockholder" in the Prospectus; provided, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity, hold harmless and reimbursement agreements contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

                  Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2 hereof, may permit indemnification for liabilities under the Act of any person who is an Underwriter or a partner or controlling person of an Underwriter within the meaning of Section 15 of the Act or who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that, in the opinion of the Commission, such provisions may contravene federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

                  (b) The Selling Stockholder, in his capacity as the Selling Stockholder and not in his capacity as an officer or director of the Company, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder shall only be subject to indemnification, hold harmless and reimbursement obligations under this subsection (b) only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon and in conformity with written information provided by the Selling Stockholder relating to the Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information about the Selling Stockholder under the caption "Selling Stockholder" in the Prospectus; provided, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity, hold harmless and reimbursement agreements contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by the Underwriters under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to the Underwriter; and provided, further, that the liability under this Section 7 of the Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds, after deducting underwriting discounts and commissions, received by the Selling Stockholder from the sale of the Offered Securities sold by the Selling Stockholder hereunder.

                  (c) Each of the Underwriters will, severally and not jointly, indemnify and hold harmless the Selling Stockholder and the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities

(or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the statements set forth under the caption "Underwriting" and the stabilization legend in the Prospectus.

                  (d) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

                  (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) above or, where the indemnified party is the Company or its officers, directors or controlling persons, under subsection (c) above, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
(c) above in such proportion
as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (b) above or, where the indemnified party is the Selling Stockholder, under subsection (c) above, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements and omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, however, that the liability under this Section 7 of the Selling Stockholder shall be limited to an amount equal to the aggregate net proceeds, after deducting underwriting discounts and commissions, received by the Selling Stockholder from the sale of the Offered Securities sold by the Selling Stockholder. The relative benefits received by the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Company and the Selling Stockholder under this Section 7 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the

Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         8. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in its obligation to purchase Offered Securities hereunder on the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that the Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Selling Stockholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occurs exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except as provided in Section 9 hereof (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriters" includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 hereof or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 hereof and the respective obligations of the Company, the Selling Stockholder, and the Underwriters pursuant to Section 7 hereof shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 hereof and all obligations under
Section 5 hereof shall also remain in effect.

         10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Ferris, Baker Watts, Incorporated, 100 Light Street, Baltimore, Maryland 21202, Attention: Charles W. Place; if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Emerson Radio Corp., 9 Entin Road, Parsippany, New Jersey 07054,

Attention: Executive Vice President and Chief Executive Officer; or if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to him at c/o Emerson Radio Corp., 9 Entin Road, Parsippany, New Jersey 07054.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

         12. REPRESENTATION. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

         13. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         15. APPLICABLE LAW; CHOICE OF FORUM. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to principles of conflicts of laws. The Company, the Selling Stockholder and the Underwriters hereby submit to the non-exclusive jurisdiction of the federal and state courts in the State of Maryland in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return to each of the Company and the Selling Stockholder one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the Underwriters in accordance with its terms.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

                                Very truly yours,


                                     GEOFFREY P. JURICK, SELLING STOCKHOLDER

                                     ------------------------------------------

                                     EMERSON RADIO CORP.

                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------

                                     Title:
                                            -----------------------------------

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

                                     FERRIS, BAKER WATTS, INCORPORATED

                                     By:
                                         --------------------------------------

                                     Name:
                                           ------------------------------------

                                     Title:
                                            -----------------------------------

                                   SCHEDULE I
                                   ----------

Underwriters                                          Shares of Firm Securities
------------                                          -------------------------

Ferris, Baker Watts, Incorporated